Exhibit T3C(4)

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 2, 2017

Among

Boart Longyear Management Pty Limited,

as Issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

7% SENIOR NOTES DUE 2021

THIS THIRD SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of April 2, 2017 (the “Amendment Date”), among Boart Longyear Management Pty Limited, a company formed under the laws of the Commonwealth of Australia (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”) to the indenture dated as of March 28, 2011, as supplemented by the first supplemental indenture dated as of June 14, 2013 and as supplemented by the second supplemental indenture dated as of September 27, 2013 (the “Existing Indenture”, and the Existing Indenture as amended and supplemented by this Supplemental Indenture the “Indenture”).

W I T N E S S E T H

WHEREAS, pursuant to the Existing Indenture, the Issuer has issued a total of $300.0 million aggregate principal amount of 7% Senior Notes due 2021, of which there is currently $284.0 million in aggregate principal amount outstanding (the “Securities”);

WHEREAS, the Issuer, the Guarantors and certain Holders of the Securities (the “Consenting Holders”) have determined to amend the Indenture as more fully set forth in this Supplemental Indenture;

WHEREAS, the Issuer and Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Issuer requests, and the Consenting Holders have directed, that the Trustee enter into and effect this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the organizational documents of the Issuer and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Existing Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.       Amendments to the Existing Indenture.

(a) The definition of "Permitted Liens" in Section 1.01 of the Indenture is hereby amended by:

(i) deleting the "and" at the end of clause (22) thereof;

(ii) deleting the "." at the end of clause (23) thereof;

(iii) inserting "; and" at the end of clause (23) thereof; and

(iv) inserting the following new clause immediately after clause (23) thereof:

"(24) Liens to secure Indebtedness incurred under Section 4.03(b)(17)."

(b) Section 4.03(b) of the Indenture is hereby amended by:

(i) deleting the "and" at the end of clause (15) thereof;

(ii) deleting the "." at the end of clause (16) thereof;

(iii) inserting "; and" at the end of clause (16) thereof;

(iv) adding "or (17)" immediately following the words "clauses (1) through (15)" in clause (16) thereof; and

(v) inserting the following new clause immediately after clause (16):

"(17)     Indebtedness Incurred under that certain term loan securities agreement dated as of April 2, 2017 among the Issuer, the purchasers party thereto and the other parties thereto in an initial aggregate principal amount of $15,000,000 and all principal accretion thereon."

3.       Existing Indenture in Full Force and Effect. Except as expressly provided herein, all of the terms, provisions and conditions of the Existing Indenture and the Securities shall remain in full force and effect.

4.       Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Existing Indenture, which is required to be included in this Supplemental Indenture or in the Existing Indenture, respectively, by any of the provisions of the TIA, such required provision shall control to the extent it is applicable.

5.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.       Waiver of Jury Trial. EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE EXISTING INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.       Counterparts and Delivery. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and Guarantors.

9.       Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Issuer:

BOART LONGYEAR MANAGEMENT PTY LIMITED

Executed in accordance with section 127 of the Corporation Act 2001 by BOART LONG YEAR MANAGEMENT PTY LIMITED

By:	/s/ Jeffrey Olsen
Name: Jeffrey Olsen
Title: Director

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Director/Secretary

Guarantors:
BOART LONGYEAR LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by BOART LONGYEAR LIMITED

By:	/s/ Jeffrey Olsen
Name: Jeffrey Olsen
Title: Director

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Company Secretary

BOART LONGYEAR AUSTRALIA PTY LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by BOART LONGYEAR AUSTRALIA PTY LIMITED

By:	/s/ Jeffrey Olsen
Name: Jeffrey Olsen
Title: Director

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Director/Company Secretary

VOTRAINT NO. 1609 PTY LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by VOTRAINT NO. 1609 PTY LIMITED

By:	/s/ Jeffrey Olsen
Name: Jeffrey Olsen
Title: Director

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Director/Secretary

BOART LONGYEAR CHILE LIMITADA

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

By:	/s/ Juan Pablo Glaessner Piccone
Name: Juan Pablo Glaessner Piccone
Title: Director

BOART LONGYEAR COMERCIALIZADORA LIMITADA

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Authorized Representative

By:	/s/ Juan Pablo Glaessner Piccone
Name: Juan Pablo Glaessner Piccone
Title: Authorized Representative

BOART LONGYEAR S.A.C.

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Director and Appointed Attorney

By:	/s/ Juan Pablo Glaessner Piccone
Name: Juan Pablo Glaessner Piccone
Title: Director and Presidente

BOART LONGYEAR COMPANY
LONGYEAR HOLDINGS, INC.
LONGYEAR TM, INC.
BOART LONGYEAR MANUFACTURING AND DISTRIBUTION INC.

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

BOART LONGYEAR MANUFACTURING CANADA LTD.

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

LONGYEAR CANADA, ULC

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

BOART LONGYEAR CANADA
Signed for BOART LONGYEAR CANADA by its Partners:
BOART LONGYEAR ALBERTA LIMITED

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

LONGYEAR CANADA, ULC

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: President

BOART LONGYEAR S.A.C.

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Director and Appointed Attorney

BOART LONGYEAR SUISSE SARL

By:	/s/ Guillaume Dubuy
Guillaume Dubuy
Title: Managing Director

By:	/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti
Title: Managing Director

Trustee:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Kim Galbraith
Name: Kim Galbraith
Title: Vice President